U.S. Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Proxy Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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[ ]	Definitive Proxy Statement

INTELLINETICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Intellinetics, Inc.

2190 Dividend Dr.

Columbus, Ohio 43228

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

Effective February 27, 2020

To Our Stockholders:

We are furnishing this Information Statement to advise you of certain corporate actions that have been taken by Intellinetics, Inc., a Nevada corporation (the “Company”), to notify the Stockholders that on February 27, 2020, and March 1, 2020 the Company received written consents in lieu of a meeting of the holders of Common Stock, par value $0.001 per share (the “Common Stock”). By written consent of stockholders that are the record owners of 10,344,307 shares of common stock which represent 53% of the voting power (the “Majority Stockholders”) as of February 27, 2020, and March 1, 2020, the Board of Directors obtained the approval of the following:

An amendment to our Articles of Incorporation, as amended, to effect a reverse stock split of all of the outstanding shares of our Common Stock, at a ratio of 1-for-50 (the “Reverse Split”), to be effective as soon as possible pending regulatory approvals.

Amendments to our Articles of Incorporation to increase the number of shares of Common Stock authorized for issuance from 75,000,000 shares to a total of 160,000,000 shares until such time as the Reverse Split is made effective. Upon the effectiveness of the Reverse Split, the number of shares of Common Stock authorized for issuance will be reduced to 25,000,000 (both such amendments, the “Authorized Share Amendments”).

On February 12, 2020, the Board of Directors of the Company (the “Board”) approved the Reverse Split and a change in the number of shares of Common Stock authorized for issuance from 75,000,000 to 25,000,000. On February 27, 2020, the Majority Stockholders approved the Reverse Split and authorized shares of 25,000,000 by written consent in lieu of a meeting, in accordance with Nevada law. Subsequently on March 1, 2020, the Board and the Majority Stockholders approved (i) a delay of the effectiveness of the Reverse Split until regulatory notifications had been given, and (ii) an increase in the number of authorized shares to a total of 160,000,000, until such time as the Reverse Split is made effective. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Reverse Split and Authorized Share Amendments.

Pursuant to the affirmative vote of the holders of a majority of the Company’s issued and outstanding Common Stock and the unanimous approval by the Board of Directors, the Amendments to the Company’s Articles of Incorporation were filed with the Secretary of State of Nevada to reflect the foregoing actions on February 27, 2020, March 2, 2020, and March 3, 2020.

PLEASE NOTE THAT THE NUMBER OF VOTES RECEIVED WAS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THESE ACTIONS AND NO ADDITIONAL VOTES WERE NEEDED TO APPROVE THESE ACTIONS.

No action is required by you. The accompanying Information Statement is furnished only to inform our stockholders of the action described above before it takes effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The Board believes the Reverse Split and Authorized Share Amendments were necessary and advisable in order to complete various corporate actions, including an acquisition of Graphic Sciences, Inc., a Michigan corporation, the conversion of all of the Company’s outstanding convertible promissory notes, the closing of a private offering of the Company’s Common Stock and promissory notes, and generally to maintain the Company’s financing and capital raising ability, and maintain our flexibility in today’s competitive and rapidly changing environment. Accordingly, it is the Board’s opinion that the Reverse Split and Authorized Share Amendments better position the Company to attract potential opportunities and provide the stockholders a greater potential return.

This information statement is duplicative of the information filed on Form 8-K on March 4, and is being mailed to the Stockholders on or about March 27, 2020.

By Order of the Board of Directors:

/s/ James F. DeSocio
James F. DeSocio
Chief Executive Officer/President

Dated: March 17, 2020

Intellinetics, Inc.

2190 Dividend Dr.

Columbus, Ohio 43228

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed on or about March 27, 2020 to stockholders of record.

The Information Statement is being delivered only to inform you of the corporate actions described herein, as required under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

On February 27, 2020, the record date for determining the identity of stockholders, Intellinetics, Inc. was authorized to issue 75,000,000 shares of its Common Stock of which 19,346,307 shares of our common stock were issued and outstanding. The common stock constituted the sole outstanding class of voting securities of Intellinetics, Inc. Each share of common stock entitled the holder thereof to one vote on all matters submitted to stockholders.

APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION
TO EFFECTUATE A REVERSE STOCK SPLIT AND

CHANGE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

The Board of Directors received written approval by a majority of its stockholders of a proposal, which it had unanimously approved, to amend the Company’s Articles of Incorporation to (i) implement the Reverse Split in the ratio of one-for-fifty, (ii) change the number of shares of Common Stock authorized for issuance to 25,000,000 on a post-Reverse Split basis, and (iii) temporarily increase the number of shares of Common Stock authorized for issuance to 160,000,000 until such time as the Reverse Split takes effect (collectively, the “Charter Amendments”).

Reasons for the Reverse Split and Charter Amendments

The Board of Directors believes that the Reverse Split and Charter Amendments were necessary and advisable in order to (a) effectuate the acquisition of Graphic Sciences, Inc., a Michigan corporation (the “GSI Acquisition”), the conversion of all of the Company’s outstanding convertible promissory notes (the “Note Conversion”), and a private offering of the Company’s Common Stock and promissory notes (the “Securities Offering”), (b) generally improve the liquidity and marketability of the Company’s Common Stock, and (c) to respond to future opportunities which may arise to raise additional capital, based upon future developments in the business affairs of the Company, the market and the economy. For further details regarding the GSI Acquisition, Note Conversion, and Securities Offering, see the Current Report on 8-K filed by the Company with the SEC on March 4, 2020.

In order to effectuate the GSI Acquisition, Securities Offering, and Note Conversion, the Company is issuing up to 126,229,300 additional shares of Common Stock on a pre-split basis. Previously, the maximum number of shares of Common Stock authorized by the Company’s Articles of Incorporation was 75,000,000 shares of Common Stock at a par value of $0.001 per share. Of the 75,000,000 authorized shares, 19,346,307 shares were issued and outstanding as of January 24, 2020, and 38,448,784 were reserved for issuance for (i) the exercise of warrants, (ii) conversion of convertible notes outstanding (including conversion of any accrued interest on such notes as of January 24, 2020), or (iii) the 2015 Intellinetics Inc. Equity Incentive Plan. Thus, either a Reverse Split or increase in authorized shares, or both, were required in order to effectuate the GSI Acquisition, Securities Offering, and Note Conversion.

The Board of Directors believes that the relatively low market price per share of the Company’s Common Stock has impaired the marketability of the Common Stock to institutional investors and members of the investing public. In theory, the number of shares outstanding should not, in and of itself, affect the marketability of the Common Stock, the nature of investors who purchase the Common Stock, or the Company’s reputation in the financial community. In practice, however, the Company believes many brokerage firms and institutional investors are reluctant to recommend lower-priced stocks to their clients or to hold them in their portfolios because they are perceived to be speculative in nature. This impairment of marketability may affect not only the liquidity and trading price of the Common Stock, but also the Company’s ability to raise additional capital through the sale of equity securities or securities convertible into equity securities. In addition, many brokerage houses have policies and practices that discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower-priced stock economically unattractive. The brokerage commission on a sale of lower-priced stock may also represent a higher percentage of the sale price than the brokerage commission on a higher-priced issue. Any reduction in brokerage commission resulting from a Reverse Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling “odd lots” created by the Reverse Split.

The Board of Directors believes that the decrease in the number of shares of Common Stock outstanding resulting from the Reverse Split will increase the trading price of the outstanding shares and thus stimulate greater interest in the Common Stock by the financial community and the investing public, promote greater liquidity for the Company’s stockholders, and result in a bid price level for the Common Stock that may in the future permit it to obtain an exchange listing. The Board of Directors also believes that the Reverse Split will result in a price level for the Common Stock that will mitigate the present reluctance, policies and practices of brokerage firms, and diminish the adverse impact of trading commissions and recommendation restrictions on the potential market for the Company’s Common Stock. Although any increase in the market price of the Common Stock resulting from the Reverse Split may be proportionately less than the decrease in the number of shares outstanding, the Board of Directors believes that the proposed Reverse Split should result in a market price for the shares that would be high enough to overcome the reluctance, policies and practices at brokerage houses and institutional investors referred to above and to diminish the adverse impact of correspondingly high trading commissions on the market for the Common Stock.

However, there is no assurance that the Reverse Split will achieve the desired results, that the price per share of the Common Stock after the Reverse Split will maintain a level that is proportionate with the decrease in the number of shares, that the Common Stock will achieve the desired additional marketability, or that any price increase can be sustained for a prolonged period of time. Also, it is possible that the liquidity of the Common Stock after the Reverse Split may be adversely affected by the reduced number of shares outstanding if the proposed Reverse Split is implemented. In addition, the Reverse Split might leave some stockholders with one or more “odd lots” of the Company’s Common Stock (stock in amounts of less than 100 shares), which may be more difficult to sell or require greater commission per share to sell than shares in round lots of 100.

Reasons for the Change in Authorized Shares

As a result of and in conjunction with the Reverse Split, a majority of our stockholders also adopted and approved an amendment to our Articles of Incorporation in order to change the number of shares of Common Stock authorized for issuance to 25,000,000 on a post-Reverse Split basis. If the Reverse Split were to be completed with no other changes, a total of 75,000,000 shares would be authorized for issuance, and of those, only 3,113,374 shares would be either issued and outstanding or reserved for issuance. As a result, we believe that 25,000,000 is an appropriate number of authorized shares, which will allow flexibility to use our common stock for corporate purposes in the future, including public or private offerings to raise capital, equity-based agreements designed to attract talent, strategic relationships, and for other strategic and general business and financial purposes. In addition, a majority of our stockholders adopted and approved an amendment to our Articles of Incorporation in order to temporarily increase the number of shares of Common Stock authorized for issuance to 160,000,000 until such time as the Reverse Split was reflected by OTC Capital Markets.

Contingent Approval

Majority written stockholder approval of the Charter Amendments were contingent upon (1) receiving commitments from investors to fund a minimum of $4,000,000 of the Securities Offering and (2) the good faith belief by the President and Chief Executive Officer that the GSI Acquisition, the first closing of the Securities Offering, and Note Conversion would be completed shortly after the effectiveness of the Charter Amendments.

Principal Effects of the Charter Amendments

The increase in the number of authorized shares of Common Stock to 160,000,000 became effective on March 2, 2020. The Reverse Split and reduction to 25,000,000 authorized shares were filed with the Secretary of State with the State of Nevada on March 3, 2020, and shall be reflected by the OTC Capital Markets on [___] (the “Effective Date”). Upon the Effective Date, each fifty shares of Common Stock then issued and outstanding (“Pre-Split Common Stock”) automatically, without any action on the part of the holders of such Common Stock, were converted into one share of Common Stock (“Post-Reverse Split Common Stock”), subject to the cash payment for fractional shares discussed below. From and after the Effective Date of the Reverse Split, certificates representing shares of Pre-Split Common Stock are be deemed to represent only the number of whole shares of Post-Reverse Split Common Stock into which the shares of Pre-Split Common Stock were converted and the right to receive cash in lieu of any fractional share of Post-Reverse Split Common Stock.

Based upon the 19,346,307 shares of Common Stock outstanding as of the record date of this Information Statement, the Reverse Split reduced the number of outstanding shares of Common Stock to approximately 386,926 shares, or by 98%. The Reverse Split does not affect the par value of the Common Stock, which is and will remain $0.001 per share. Except for changes resulting from the Reverse Split as described herein, the rights and privileges of holders of shares of Common Stock remain unchanged, and the Reverse Split does not result in any change of the relative equity interest in the Company or the voting power or the rights and privileges of the holders of Common Stock.

After the Reverse Split, each outstanding option or warrant automatically became an option or warrant, as the case may be, to purchase 2% of the number of shares subject to the option or warrant immediately prior to the Reverse Split at an exercise price which is fifty times the exercise price of the option or warrant immediately prior to the Reverse Split, subject to adjustment as a result of the elimination of fractional shares. The aggregate number of shares of Common Stock reserved for issuance upon the exercise of outstanding warrants and options decreased from approximately 38,448,784 shares of Common Stock to approximately 768,975 shares of Common Stock, subject to adjustment as a result of the elimination of fractional shares. The Company has obtained a new CUSIP number for the Common Stock effective at the time of the Reverse Split.

Because one effect of the Charter Amendment is to decrease the number of shares of Common Stock outstanding without any increase in the par value of the Common Stock, the Company’s stated capital is reduced, but the aggregate capital in excess of par value attributable to the outstanding Common Stock is correspondingly increased. Under Nevada law, the Board of Directors have the authority, subject to certain limitations, to transfer some or all of such capital in excess of par value from capital to surplus. The Board of Directors have no plans to make such a transfer of capital at this time.

Exchange Of Certificates

As soon as practicable after the Effective Date, stockholders have the option, but will not be required, to exchange their certificates representing shares of Pre-Split Common Stock (“Pre-Split Certificates”) for certificates representing the number of whole shares of Post-Reverse Split Common Stock (“Post-Reverse Split Certificates”) into which the shares of Pre-Split Common Stock have been converted as a result of the Reverse Split. After the Effective Date, each stockholder receives a letter of transmittal from the Company’s transfer agent, Standard Registrar and Transfer (the “Exchange Agent”), who will act as the Exchange Agent in the exchange of stock certificates, containing the necessary materials and instructions. In order to receive Post-Reverse Split Certificates, stockholders must surrender their Pre-Split Certificates pursuant to the Exchange Agent’s instructions, together with properly executed and completed letters of transmittal and such evidence of ownership of such shares as the Company or the Exchange Agent may require, plus the applicable exchange fees. Pre-Split Certificates not presented for surrender after the Effective Date will be exchanged for Post-Reverse Split Certificates the first time they are presented for transfer. From and after the Effective Date, each Pre-Split Certificate will, until surrendered in exchange as described above, be deemed for all corporate purposes after the Effective Date to evidence ownership of the whole number of shares of Post-Reverse Split Common Stock into which the shares evidenced by such Pre-Split Certificate have been converted pursuant to the Reverse Split, plus the right to receive the cash payment in lieu of any fractional shares of Post-Reverse Split Common Stock described below.

Elimination Of Fractional Shares

No fractional shares of Post-Reverse Split Common Stock will be issued. In lieu of receiving fractional shares, stockholders who would otherwise be entitled to receive fractional shares of Post-Reverse Split Common Stock will, upon surrender of their Pre-Split Certificates, receive a cash payment in lieu thereof equal to the fair market value of such fractional share. Holders of less shares of Common Stock than the number of shares of Pre-Split Common Stock which become converted into one share of Post-Reverse Split Common Stock as a result of the Reverse Split will on the Effective Date no longer be stockholders of the Company. The fair market value of the Post-Reverse Split Common Stock will be based on the last sale price of the Common Stock as reported by the OTCQB on the date immediately preceding the Effective Date, or, if there are no reported sales on such date, the average of the high and low bid prices on such date as reported by the OTCQB.

No Dissenter’s Rights

Under Nevada law, stockholders will not be entitled to dissenter’s rights with respect to the Charter Amendments, and the Company does not intend to independently provide stockholders with any such right.

Certain Federal Income Tax Consequences

The following is a summary of the material anticipated federal income tax consequences of the Charter Amendments to stockholders of the Company. This summary is based upon the Internal Revenue Code for the applicable treasury regulations promulgated thereunder, judicial authority and administrative rulings and practice, all as in effect on the date hereof. Legislative, judicial or administrative rules and interpretations are subject to change, potentially on a retroactive basis, at any time and therefore could alter or modify the statements and conclusions set forth below. For the purpose of this discussion, it is assumed that the shares of Common Stock are held as capital assets by stockholders who are United States persons (i.e., citizens or residents of the United States or domestic corporations). This summary does not purport to be complete and does not address all aspects of federal income taxation that may be relevant to a particular stockholder in light of such stockholder’s personal investment circumstances, stockholders holding Common Stock as security for borrowings or those stockholders subject to special treatment under the federal income tax laws (for example, life insurance companies, tax-exempt organizations, foreign corporations and nonresident alien individuals). The summary also does not discuss any consequence of the Charter Amendment under any state, local, foreign, gift or estate tax laws.

No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the federal income tax consequences to the stockholders of the Company as a result of the Charter Amendment. ACCORDINGLY, EACH STOCKHOLDER IS ENCOURAGED TO CONSULT HIS TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH STOCKHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME TAX LAWS.

The Company believes that the Reverse Split is a tax-free recapitalization to the Company and its stockholders. If the Reverse Split qualifies as a recapitalization described in Section 368(A)(1)(E) of the Code, (i) no gain or loss will be recognized by the Company in connection with the Reverse Split; (ii) no gain or loss will be recognized by holders of Common Stock who exchange their shares of Pre-Split Common Stock for shares of Post-Reverse Split Common Stock, except that holders of Common Stock who receive cash in lieu of fractional shares will be treated as if the fractional shares were distributed to such holders of shares of Pre-Split Common Stock and then redeemed by the Company and will recognize gain or loss for federal income tax purposes on the redemption of the fractional shares equal to the difference, if any, between a holder’s basis in the fractional share and the amount of cash received, which gain or loss will be capital gain or loss and will be a long-term capital gain or loss if the fractional shares were held for more than one year; (iii) the tax basis of the shares of Post-Reverse Split Common Stock received by holders of shares of Pre-Split Common Stock will be the same as the tax basis of the shares of Pre-Split Common Stock exchanged therefor, less the tax basis allocated to fractional share interests; and (iv) the holding period of the shares of Post-Reverse Split Common Stock in the hands of holders of shares of Post-Reverse Split Common Stock will include the holding period of their shares of Pre-Split Common Stock exchanged therefor. The Company expects that less than 5% of the total fair market value of its Common Stock will be converted into cash in lieu of issuing fractional shares of Common Stock.

Interest of Certain Persons In or Opposition to Matters to be Acted Upon

No officer or director has any substantial interest in the Charter Amendments other than in their roles as an officer or director and their ownership of securities issued by the Company and as set forth below.

The Company retained Taglich Brothers, Inc. (the “Placement Agent”) as the Placement Agent for the Securities Offering and Note Conversion, and on an exclusive basis to render financial advisory and investment banking services to the Company in connection with the GSI Acquisition. Compensation for all the foregoing services consisted of a $300,000 success fee for the GSI Acquisition, 1,762,500 shares of Common Stock for the Note Exchange, and $440,000 in cash and warrants to purchase 4,775,000 shares of Common Stock exercisable at $0.08 per share for the Securities Offering. Robert Schroeder, a Director of the Company, is the Vice President of Investment Banking at the Placement Agent.

Householding

Regulations regarding the delivery of copies of information statements to stockholders permit us, banks, brokerage firms and other nominees to send one information statement to multiple stockholders who share the same address under certain circumstances. This practice is known as “householding.” Stockholders who hold their shares through a bank, broker or other nominee may have consented to reducing the number of copies of materials delivered to their address. In the event that a stockholder wishes to revoke a “householding” consent previously provided to a bank, broker or other nominee, the stockholder must contact the bank, broker or other nominee, as applicable, to revoke such consent. If a stockholder wishes to receive a separate information statement, we will promptly deliver a separate copy to such stockholder that contacts us by mail at Intellinetics, Inc., 2190 Dividend Dr., Columbus, Ohio 43228 or on our website at www.intellinetics.com. Any stockholders of record sharing an address who now receive multiple copies of our annual reports, proxy statements and information statements, and who wish to receive only one copy of these materials per household in the future should also contact Investor Relations by mail or telephone as instructed above. Any stockholders sharing an address whose shares of Common Stock are held by a bank, broker or other nominee who now receive multiple copies of our annual reports, proxy statements and information statements, and who wish to receive only one copy of these materials per household, should contact the bank, broker or other nominee to request that only one set of these materials be delivered in the future.

Where You Can Obtain Additional Information

We are required to file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Copies of our SEC filings are available to the public from the SEC’s web site at www.sec.gov.

We will provide, upon request and without charge, to each stockholder receiving this Information Statement a copy of our most recent Annual Report on Form 10-K, including the financial statements and financial statement schedule information included therein, as filed with the SEC. You are encouraged to review the Annual Report together with any subsequent information we have filed or will file with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting us at Intellinetics, Inc., 2190 Dividend Dr., Columbus, Ohio 43228 or on our website at www.intellinetics.com.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this Information Statement, and later information that we file with the SEC will automatically update and supersede some of this information. The documents we incorporate by reference are:

Statement, and later information that we file with the SEC will automatically update and supersede some of this information. The documents we incorporate by reference are:

●	Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on April 1, 2019;

●	Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 15, 2019;

●	Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed with the SEC on August 14, 2019;

●	Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed with the SEC on November 14, 2019;

●	Current Reports on Form 8-K, filed with the SEC on March 4, 2020; November 21, 2019; August 14, 2019; June 13, 2019; May 15, 2019; April 30, 2019; April 1, 2019; and January 10, 2019.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table reflects the beneficial ownership of the Company’s Common Stock by all our executive officers and directors, and by each stockholder who beneficially owns more than 5% of the Company’s common stock, as of the record date for this information statement: February 27, 2020.

The information provided in the table below is based on our records, information filed with the SEC and information provided by our directors and executive officers. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Intellinetics, Inc., 2190 Dividend Dr., Columbus, Ohio 43228.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Outstanding (1)
DIRECTORS AND OFFICERS
James F. DeSocio	1,722,728	(2)	8.28%
Matthew L. Chretien	1,534,072	(3)	7.88%
Joseph D. Spain	250,000	(4)	*
Rye D’Orazio	428,092		2.21%
Sophie Pibouin	434,005	(5)	2.23%
Robert Schroeder	1,517,275	(6)	7.78%
Roger Kahn	314,018	(7)	1.62%

Officers and Directors as a Group (7 Persons)	6,200,190	(8)	28.87%

Stockholders with 5% or More Beneficial Ownership
Michael Taglich 275 Madison Ave., Suite 1618, New York, NY 10016	7,741,341	(9)	31.88%

Robert F. Taglich 275 Madison Ave., Suite 1618, New York, NY 10016	6,124,217	(10)	26.74%

Carol Lynne Chretien	1,396,685		7.22%

* Less than 1%

(1)	Based upon 19,346,307 shares of common stock issued and outstanding, plus shares beneficially owned but not issued for each respective stockholder.
(2)	Beneficial ownership includes 1,450,000 shares of common stock underlying stock options and convertible notes issued to Mr. DeSocio, exercisable within 60 days of February 27, 2020.
(3)	Beneficial ownership includes 110,595 shares of common stock underlying stock options and warrants issued to Mr. Chretien, exercisable within 60 days of February 27, 2020.
(4)	Beneficial ownership includes 250,000 shares of common stock underlying stock options issued to Mr. Spain, exercisable within 60 days of February 27, 2020.
(5)	Beneficial ownership includes 128,000 shares of common stock underlying stock options issued to Ms. Pibouin, exercisable within 60 days of February 27, 2020.
(6)	Beneficial ownership includes 465,841 shares of common stock underlying warrants issued to Mr. Schroeder, exercisable within 60 days of February 27, 2020.
(7)	Beneficial ownership includes 28,410 shares of common stock underlying warrants issued to Mr. Kahn, exercisable within 60 days of February 27, 2020.
(8)	Beneficial ownership includes 2,282,846 shares of common stock underlying stock options, warrants, and convertible notes issued to the group, as disclosed in (2) through (6) above, exercisable within 60 days of February 27, 2020.
(9)	Beneficial ownership includes 4,934,977 shares either held indirectly or representing common stock underlying warrants and convertible notes issued to Mr. Taglich, exercisable within 60 days of February 27, 2020.
(10)	Beneficial ownership includes 3,553,766 shares of common stock underlying warrants and convertible notes issued to Mr. Taglich, exercisable within 60 days of February 27, 2020.

STOCKHOLDER PROPOSALS

Stockholders who, in accordance with Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in our proxy statement in connection with our next annual meeting have to submit their proposals so that they were received by the Company’s Chief Executive Officer at our principal executive offices, a reasonable time before we print and send our proxy materials for the annual meeting. As the rules of the Securities and Exchange Commission make clear, simply submitting a proposal does not guarantee that it will be included.

In order for a stockholder proposal to be considered for inclusion in our proxy materials for our 2021 annual meeting of stockholders, the written proposal must be received by our Secretary at our principal executive offices on or before January 2, 2021. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act, including the SEC regulations under Rule 14a-8. The timely submission of a stockholder proposal does not guarantee that it will be included in our proxy materials for the 2021 annual meeting of stockholders.

Notice and Other Information

All notices of nominations for director and proposals of other items of business by stockholders, whether or not to be included in our proxy materials, must be sent to us as follows:

Intellinetics, Inc.

2190 Dividend Dr.

Columbus, Ohio 43228

Attention: Secretary

Any stockholder proposal or director nomination must also comply with all other applicable provisions of our Articles of Incorporation and our by-laws, the Exchange Act (including the rules and regulations under the Exchange Act), and Nevada law. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements. If we do not exclude the proposal, then the persons appointed as proxies in the proxy card solicited by the Board of Directors for the 2018 annual meeting may exercise discretionary voting authority to vote in accordance with their best judgment on any proposal submitted outside of Rule 14a-8.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLINETICS, INC.

James F. DeSocio
President and Chief Executive Officer

Columbus, Ohio

March 17, 2020